Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
CST Brands, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-188392 and No. 333-208269) on Form S-8 of CST Brands, Inc. (the Company) of our reports dated February 27, 2017, with respect to the consolidated balance sheets of CST Brands, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of the Company.
Our reports dated February 27, 2017, on (i) the consolidated financial statements of the Company as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, and (ii) the effectiveness of internal control over financial reporting as of December 31, 2016, contain explanatory language that state we did not audit the financial statements or internal control over financial reporting of CrossAmerica Partners LP, a consolidated variable interest entity, whose financial statements reflect total assets constituting 21 percent and 22 percent as of December 31, 2016 and 2015, respectively, and total revenues constituting 16 percent and 18 percent for the years ended December 31, 2016 and 2015, respectively, of the related consolidated financial statement amounts as of and for the years ended December 31, 2016 and 2015. CrossAmerica Partners LP’s financial statements and internal control over financial reporting were audited by other auditors whose reports have been furnished to us, and our opinions, insofar as they relate to CrossAmerica Partners LP’s financial statements and internal control over financial reporting, are based solely on the reports of the other auditors.
Our report dated February 27, 2017, on the effectiveness of internal control over financial reporting as of December 31, 2016, contains an explanatory paragraph that states that management’s assessment of the effectiveness of internal control over financial reporting and our audit of internal control over financial reporting of the Company excludes an evaluation of internal control over financial reporting of Flash Foods, which was acquired during 2016, whose financial statements reflect 11 percent of total assets (of which 7 percent represents goodwill, intangibles, and property and equipment included within the scope of the assessment) and 8 percent of total revenues of the related consolidated financial statement amounts of CST Brands, Inc. as of and for the year ended December 31, 2016.
/s/ KPMG LLP

San Antonio, Texas
February 27, 2017